UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 3, 2015 (March 2, 2015)

Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On March 2, 2015, Springleaf Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with CitiFinancial Credit Company, a Delaware corporation (“Seller”).  The Stock Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will purchase from Seller (the “Acquisition”) all of the equity of OneMain Financial Holdings, Inc., a Delaware corporation (“OneMain”), for an aggregate purchase price of $4.25 billion in cash, which amount will be adjusted up or down, as applicable, by the amount by which OneMain’s stockholder’s equity as of the closing of the Acquisition (the “Closing”) exceeds or is less than, as applicable, $1.944 billion.

The parties’ respective obligations to consummate the Acquisition are subject to customary closing conditions, including (i) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended; (ii) receipt of all consents, authorizations or approvals of all state regulatory authorities governing consumer lending and insurance in various states in which OneMain or any of its subsidiaries operate; (iii) the accuracy of the other party’s representations and warranties as of the Closing date; and (iv) compliance by the other party with its covenants and agreements contained in the Stock Purchase Agreement (in the case of (iii) and (iv), subject to customary materiality qualifiers).  Under the Stock Purchase Agreement, the Company is required to take all action necessary to resolve any objection that antitrust enforcement authorities may assert with respect to the Acquisition, provided that the Company will not be required to commit or agree to divest, license or hold separate assets of the Company and/or OneMain that account for more than $677 million in revenue of the Company and/or OneMain, as the case may be, for the twelve months ended December 31, 2014.

If consumer finance regulatory approvals are received in states representing ninety percent of all OneMain loans and all of the other conditions to Closing have been satisfied, then, at the Seller’s option and subject to certain requirements and limitations, the parties will be obligated to effect the Closing and the Company will be required to pay the full purchase price.

The Stock Purchase Agreement may be terminated by either party prior to Closing under the following circumstances: (i) mutual written agreement of the Company and Seller; (ii) subject to certain limited exceptions, if the Closing has not occurred by the twelve-month anniversary of the Stock Purchase Agreement, subject to extension by either party for three months if any required antitrust or state consumer finance or insurance regulatory approvals have not been obtained; or (iii) if a court or other governmental entity has issued a final and non-appealable order, decree or judgment prohibiting the Closing.  If the Stock Purchase Agreement is terminated as a result of the failure to obtain antitrust approvals, the Company will be required to pay the Seller a termination fee of $212,500,000.

The Stock Purchase Agreement contains certain customary representations and warranties made by each party, which in the case of Seller are qualified by confidential disclosures provided to the Company in connection with the Stock Purchase Agreement.  The Company and Seller have agreed to various customary covenants, including covenants regarding the conduct of OneMain’s business prior to the Closing.  The Stock Purchase Agreement provides for post-Closing indemnification obligations with respect to breaches of certain representations, warranties and covenants by either party.

Upon the Closing, the parties will each be bound by a non-competition agreement that, in the case of the Company, will prohibit it from engaging in consumer lending in Canada, and in the case of Seller, will prohibit certain of its affiliates from engaging in certain branch-based, non-deposit taking, non-prime consumer lending in the United States.  In addition, the parties will be subject to certain non-solicitation and non-hire agreements with respect to certain employees.  At the Closing, the parties will enter into a transition services agreement that will require Seller to provide certain operational services and support to OneMain for a certain period of time following the Closing.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Stock Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller, OneMain or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Stock Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Stock Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding the Company, Seller or OneMain or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, OneMain or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Stock Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Stock Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and OneMain that is or will be contained in, or incorporated by reference into, the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and other filings that the Company makes with the Securities and Exchange Commission.

Item 8.01           Other Events.

On March 3, 2015, the Company issued a press release in connection with the Acquisition.  A full text of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01.

Forward Looking Statements

This report and the exhibits hereto contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning the proposed acquisition of OneMain and the timing of the closing thereof, the accretive nature of the transaction and the amount of the expected accretion, the expectations and timing of the integration plans, including the use of the OneMain brand and the closing of Company branches. These statements are based on the current expectations and beliefs of management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control.  The consummation of the proposed acquisition of OneMain is subject to customary closing conditions and regulatory approvals some of which are beyond our control. Accordingly, no assurance can be given that the acquisition will be completed on the contemplated terms or at all and you should not place undue reliance on any forward-looking statements contained in this press release. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the proposed acquisition, including in respect of the satisfaction of closing conditions to the acquisition without conditions or requirements that are materially adverse to the business, financial condition or results of operations of the combined company; unanticipated difficulties financing the purchase price; unanticipated expenditures relating to the acquisition; uncertainties as to the timing of the acquisition; litigation relating to the acquisition; the impact of the acquisition on each company’s relationships with employees and third parties; the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 2013 10-K filed with the SEC on April 15, 2014. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

Item 9.01.        Financial Statements and Exhibits.

(d)                                                 Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of March 2, 2015, by and between Springleaf Holdings, Inc. and CitiFinancial Credit Company.*

99.1	Press Release, dated March 3, 2015.

* The exhibits and schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such exhibits or schedules to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.

By:	/s/ Minchung (Macrina) Kgil
	Name:	Minchung (Macrina) Kgil
	Title:	Executive Vice President and Chief Financial Officer

Date:  March 3, 2015